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                                                                    EXHIBIT 4.13

                                     FORM OF

                            VIACOM INTERNATIONAL INC.


                       PREFERRED STOCK GUARANTEE AGREEMENT


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                          Dated as of __________, 20__

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                                Table of Contents
                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS
SECTION 1.1  Definitions.......................................................1

                                ARTICLE II
                        WAIVER OF EVENTS OF DEFAULT
SECTION 2.1  Events of Default; Waiver.........................................3

                                ARTICLE III
                                 GUARANTEE
SECTION 3.1  Guarantee.........................................................3
SECTION 3.2  Waiver of Notice..................................................4
SECTION 3.3  Obligations Not Affected..........................................4
SECTION 3.4  Enforcement of Guarantee..........................................4
SECTION 3.5  Guarantee of Payment..............................................4
SECTION 3.6  Subrogation.......................................................5
SECTION 3.7  Reinstatement of Obligations......................................5
SECTION 3.8  Limitation of Guarantor's Liability...............................5
SECTION 3.9  Form of Guarantee.................................................5

                                ARTICLE IV
                 LIMITATION OF TRANSACTIONS; SUBORDINATION
SECTION 4.1  Limitation of Transactions........................................6
SECTION 4.2  Subordination.....................................................6

                                 ARTICLE V
                                TERMINATION
SECTION 5.1  Termination.......................................................6

                                ARTICLE VI
                               MISCELLANEOUS
SECTION 6.1  Successors and Assigns............................................7
SECTION 6.2  Amendments........................................................7
SECTION 6.3  Notices...........................................................7
SECTION 6.4  Benefit...........................................................8
SECTION 6.5  Governing Law.....................................................8


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                       PREFERRED STOCK GUARANTEE AGREEMENT


         This PREFERRED STOCK GUARANTEE AGREEMENT, dated as of , 20__ , (the "Guarantee Agreement") is executed and delivered by Viacom International Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Stock (as defined herein) of Viacom Inc., a Delaware corporation (the "Issuer").

         WHEREAS, pursuant to its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), dated as of , 20__, the Issuer is authorized to issue up to ____________ shares of [Series ____] preferred stock (the "Preferred Stock"), of which ______ shares of Preferred stock are being issued as of the date hereof.

         WHEREAS, as incentive for the Holders to purchase Preferred Stock, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Stock the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Stock, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Stock.



                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Definitions.

         (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.1;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) the masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders; and

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         (f)  a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Certificate of Designation" refers to the certificate filed by Viacom Inc. with the Delaware Secretary of State with sets forth the designation, rights and privileges of the applicable series of Preferred Stock with respect to which a guarantee is granted hereunder.

         "Common Stock" means the common stock of Viacom Inc., a Delaware corporation.

         "Covered Person" means any Holder of Preferred stock.

         "Dividends" means the periodic dividends and other payments payable to Holders of Preferred stock in accordance with the terms of the Preferred Stock set forth in the applicable Certificate of Designation.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

         "Guarantees" means the guarantees relating to the Preferred Stock to be issued by Viacom International Inc. as provided in this Guarantee Agreement.

         "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Stock, to the extent not paid or made by the Issuer: (i) the redemption price, including all accrued and unpaid Dividends to the date of redemption (the "Redemption Price"), with respect to the Preferred Stock called for redemption by the Issuer and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, the aggregate of the liquidation amount and all accrued and unpaid Dividends on the Preferred Stock to the date of payment, to the extent the Issuer has funds available therefor (the "Liquidation Distribution").

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Stock with respect to which a guarantee is issued hereunder; provided, however, that in determining whether the holders of the requisite percentage of Preferred Stock have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor.

         "Majority of the Preferred Stock" means, Holder(s) of outstanding Preferred Stock voting together as a single class, who are the record owners of Preferred Stock, whose amount of shares of Preferred Stock represents more than 50% of the amount of all outstanding Preferred Stock.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated

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association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Stock" has the meaning set forth in the first WHEREAS clause above.

         "Redemption Price" means the amount payable on redemption of the Preferred Stock in accordance with the terms set forth in the Certificate of Designation establishing the terms of the Preferred Stock.

         "66-2/3% of the Preferred Stock" means, Holder(s) of outstanding Preferred Stock voting together as a single class who are the record owners of Preferred Stock whose amount of shares of Preferred Stock represents 66-2/3% or more of the amount of all outstanding Preferred Stock.



                                   ARTICLE II

                           WAIVER OF EVENTS OF DEFAULT


SECTION 2.1  Events of Default; Waiver.

         (a) Holders of Preferred Stock may by vote of at least a Majority of the Preferred Stock, on behalf of the Holders of all Preferred Stock waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) The right of any Holder of Preferred Stock to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.



                                   ARTICLE III

                                    GUARANTEE

SECTION 3.1  Guarantee.

         The Guarantor hereby fully and unconditionally guarantees to each Holder the due and punctual payment of the Redemption Price or Liquidation Distribution, as applicable, (without duplication of amounts theretofore paid by the Issuer) when and as the same shall become due and payable, according to the terms of the Preferred Stock, as set forth in the Certificate of Designation, regardless of any defense, right of set-off or counterclaim which the Issuer may

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have or assert. In case of the failure of the Issuer or any successor thereto punctually to pay any such Redemption Price or Liquidation Distribution, as applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by payment by the Issuer of such amounts to the Holders.


SECTION 3.2  Waiver of Notice.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.


SECTION 3.3  Obligations Not Affected.

         The Guarantor hereby agrees that its obligations under this Guarantee Agreement shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of any Preferred Stock, the absence of any action to enforce the same, any waiver or consent by the Holder of any shares of Preferred Stock with respect to any terms thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Stock and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in this Section 3.3.


SECTION 3.4  Enforcement of Guarantee.

         Any Holder of Preferred Stock may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.


SECTION 3.5  Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the: (i) Redemption Price or Liquidation Amount, as applicable, in full by the Issuer, or (ii) Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor.

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SECTION 3.6  Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 3.7  Reinstatement of Obligations.

         If any Holder of Preferred Stock is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official acting in relation to the Issuer or the Guarantor, any amount paid to such Holder in respect of such Preferred Stock, the guarantee issued under this Guarantee Agreement, to the extend theretofore discharged, shall be reinstated in full force and effect.


SECTION 3.8  Limitation of Guarantor's Liability.

         The Guarantor, and by its acceptance of the Preferred Stock each Holder, hereby confirms that it is the intention of all such parties that in no event shall any obligations of the Guarantor under the Preferred Stock Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any Unites States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the obligations of the Guarantor under this Guarantee Agreement, would, but for this sentence, constitute a fraudulent transfer or conveyance or violation, then the liability of the Guarantor under this Guarantee Agreement shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.


SECTION 3.9  Form of Guarantee.

         The Guarantees to be endorsed upon the Preferred Stock shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted hereby, and may include such letters, numbers or other marks of identification and legends as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Guarantees, as evidenced by their execution of such Guarantees.

         The definitive Guarantees to be endorsed upon the Preferred Stock shall be printed,

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lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner provided that such manner is permitted by the rules of any securities exchange on which the Preferred Stock may be listed, all as determined by the officers executing the Guarantees, as evidenced by their execution of such Guarantees.


                                   ARTICLE IV

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 4.1  Limitation of Transactions.

         So long as any shares of Preferred Stock remain outstanding, the Guarantor will not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder; provided that (a) the Guarantor will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Guarantor as may be outstanding from time to time, in each case in accordance with the terms of such stock and (b) the foregoing will not apply to any stock dividends paid by the Guarantor.


SECTION 4.2  Subordination.

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock. The Guarantor's obligations under this Guarantee Agreement will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred stock issued by Viacom or any of its Affiliates.



                                    ARTICLE V

                                   TERMINATION


SECTION 5.1  Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred stock, or upon the distribution of Common

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Stock in exchange for all of the Preferred Stock, or upon full payment of the amounts payable in accordance with the Certificate of Designation upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Stock or this Guarantee Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1  Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of shares of the Preferred Stock then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor in which the resulting entity agrees in writing to be legally responsible for the guarantees issued under this Guarantee Agreement, the Guarantor shall not assign its obligations hereunder.


SECTION 6.2  Amendments.

         Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66-2/3% of the Preferred Stock. The provisions of the Certificate of Designation concerning meetings of Holders shall apply to the giving of such approval.


SECTION 6.3  Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                  Viacom International Inc.
                  1515 Broadway
                  New York, NY 10036
                  Fax Number:
                  Attention:  General Counsel and Secretary

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         (b) if given to any Holder of Preferred Stock, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.


SECTION 6.4  Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Stock.


SECTION 6.5  Governing Law.

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

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         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                                    VIACOM INTERNATIONAL INC.



                                                    By:
                                                        ------------------------
                                                        Name:
                                                        Title:


STATE OF NEW YORK       )
                        )
COUNTY OF NEW YORK      )


         BEFORE ME, the undersigned authority, on this day of , 20__, personally appeared _________of Viacom International Inc. known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration herein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL THIS      DAY OF          , 20__.


[SEAL]



--------------------------------
NOTARY PUBLIC, STATE OF NEW YORK
Print Name: ____________________
Commission Expires:_____________



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                                                                       EXHIBIT A

                                FORM OF GUARANTEE


         For value received, Viacom International Inc., a Delaware corporation (the "Guarantor") hereby fully and unconditionally guarantees to each Holder the due and punctual payment of the Redemption Price or Liquidation Distribution, as applicable, (without duplication of amounts theretofore paid by the Issuer) when and as the same shall become due and payable, according to the terms of the Preferred Stock, as set forth in the Certificate of Designation, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. In case of the failure of the Issuer or any successor thereto punctually to pay any such Redemption Price or Liquidation Distribution, as applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by payment by the Issuer of such amounts to the Holders.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      The Guarantor hereby agrees that its obligations under this Guarantee Agreement shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of any Preferred Stock, the absence of any action to enforce the same, any waiver or consent by the Holder of any shares of Preferred Stock with respect to any terms thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Stock and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in this Section 3.3.

         Any Holder of Preferred Stock may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

         This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the: (i) Redemption Price or Liquidation Amount, as applicable, in full by the Issuer, or (ii) Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor.

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         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         If any Holder of Preferred Stock is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official acting in relation to the Issuer or the Guarantor, any amount paid to such Holder in respect of such Preferred Stock, the guarantee issued under this Guarantee Agreement, to the extend theretofore discharged, shall be reinstated in full force and effect.

         The Guarantor, and by its acceptance of the Preferred Stock each Holder, hereby confirms that it is the intention of all such parties that in no event shall any obligations of the Guarantor under the Preferred Stock Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any Unites States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the obligations of the Guarantor under this Guarantee Agreement, would, but for this sentence, constitute a fraudulent transfer or conveyance or violation, then the liability of the Guarantor under this Guarantee Agreement shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

         All terms used in this Guarantee that are defined in the Preferred Stock Guarantee Agreement to which this Guarantee relates shall have the meanings assigned to them in such Preferred Stock Guarantee Agreement.

         This Guarantee shall not be valid or obligatory for any purpose unless and until the Preferred Stock to which this Guarantee relates is duly authorized, issued and outstanding.

         Reference is made to the Preferred Stock Guarantee Agreement for further provisions with respect to this Guarantee.

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).


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